UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
February 25, 2022

URBAN EDGE PROPERTIES
(Exact name of Registrant as specified in its charter)

Maryland	(Urban Edge Properties)	001-36523	(Urban Edge Properties)	47-6311266
(State or other jurisdiction of incorporation or organization)		(Commission File Number)		(I.R.S. Employer Identification Number)

888 Seventh Avenue
New York	NY	10019
(Address of Principal Executive offices) (Zip Code)

Registrant’s telephone number including area code:	(212)	956-2556

Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Urban Edge Properties

Title of class of registered securities	Trading symbol	Name of exchange on which registered
Common shares of beneficial interest, par value $0.01 per share	UE	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Urban Edge Properties  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Urban Edge Properties ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On February 25, 2022, the Board of Trustees (the “Board”) of Urban Edge Properties (the “Company”), upon the recommendation of its Corporate Governance and Nominating Committee, amended and restated the Company’s amended and restated bylaws (the “Amended Bylaws”), effective immediately. The bylaws were amended and restated to effect the changes further described below and also to reflect certain other clarifying and conforming revisions.

Adoption of Proxy Access

The Amended Bylaws include a new Section 16 of Article II that permits a shareholder, or group of no more than 20 shareholders, meeting specified eligibility requirements, to include trustee nominees in the Company’s proxy materials for annual meetings of its shareholders. In order to be eligible to utilize these proxy access provisions, a shareholder, or group of shareholders, must, among other requirements:

a.have owned 3% or more of the Company’s issued and outstanding shares of beneficial interest continuously for at least the prior three years;

a.represent that such shares were acquired in the ordinary course of business and not with the intent to change or influence control at the Company and that such shareholder or group does not presently have such intent; and

a.provide a notice requesting the inclusion of trustee nominees in the Company’s proxy materials and provide other required information to the Company not earlier than 150 days nor later than 120 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting of shareholders (with adjustments if the date for the upcoming annual meeting of shareholders is advanced or delayed by more than 30 days from the anniversary date of the prior year’s annual meeting).

Additionally, all trustee nominees submitted through these provisions must be independent and meet specified additional criteria. The maximum number of trustee nominees that may be submitted pursuant to these provisions may not exceed the greater of (i) two or (ii) 20% of the number of trustees in office as of the last day on which a notice requesting the inclusion of trustee nominees in the Company’s proxy materials may be timely delivered pursuant to the Amended Bylaws.

The Amended Bylaws also include conforming, clarifying and updating changes to Sections 12(a)(2) and (c)(2) of Article II.

Opt Out of Maryland’s Business Combination Act

On February 25, 2022, the Board, upon the recommendation of its Corporate Governance and Nominating Committee, adopted a resolution providing that the Company may not elect to be subject to Title 3, Subtitle 6 of the Maryland General Corporation Law, commonly known as the Maryland Business Combination Act, and that this prohibition may not be repealed without prior shareholder approval. The Amended Bylaws include a new Section 14 of Article II that formalizes this resolution.

The foregoing descriptions of the Amended Bylaws are qualified in their entirety by reference to the copy of the Amended Bylaws attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01. Other Events.

On February 25, 2022, the Board, upon the recommendation of its Corporate Governance and Nominating Committee, amended the Company’s Corporate Governance Guidelines to provide that the Company may not adopt a shareholder rights plan without prior shareholder approval, unless such plan provides that it will expire within one year of adoption unless ratified by the shareholders before such expiration. A shareholder rights plan, also known as a “poison pill”, is a plan providing for the distribution of rights to shareholders that may be exercised under certain conditions designed to assist the Board in connection with unsolicited takeover proposals or significant share accumulations.

The Company’s Corporate Governance Guidelines are available to view under the “About Us” section of the Company’s website at www.uedge.com. The information contained on, or accessible through, the Company’s website shall not be deemed to be a part of this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated Bylaws of Urban Edge Properties (as adopted on February 25, 2022)
104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

URBAN EDGE PROPERTIES
(Registrant)

Date: March 2, 2022	By:	/s/ Robert C. Milton III
Robert C. Milton III, Executive Vice President and General Counsel